EXHIBIT 10.3

AMENDMENT TO CREDIT AGREEMENT

LSI INDUSTRIES INC., an Ohio corporation (the "Borrower"), the financial institutions listed on the signature pages hereto (the "Lenders"), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent and syndication agent for the Lenders (in such capacity the "Administrative Agent" or "Agent"), agree as follows as of March 27, 2012:

1.	Recitals.

1.1
On March 30, 2001, the Agent, the Borrower and the Lenders entered into a Credit Agreement (as previously amended, the "Credit Agreement").  Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

1.2	The Borrower, the Agent and the Lenders desire to amend the Credit Agreement pursuant to this Amendment to Credit Agreement (the "Amendment").

2.	Amendment. Section 1.1 of the Credit Agreement is amended to change the definition of Revolving Credit Termination Date to provide as follows:

Revolving Credit Termination Date:  March 31, 2015 as to the Three Year Notes and the Swingline Note.

3.	Representations, Warranties and Covenants. To induce the Lenders and the Agent to enter into this Amendment, the Borrower represents, warrants and covenants as follows:

3.1	The representations and warranties of the Borrower contained in the Credit Agreement are deemed to have been made again on and as of the date of execution of this Amendment.

3.2	No Default or Event of Default exists on the date hereof.

3.3
The person executing this Amendment and the loan documents to be executed in connection herewith on behalf of the Borrower is a duly elected and acting officer of the Borrower and is duly authorized by the Board of Directors of the Borrower to execute and deliver such documents on behalf of the Borrower.

4.
Claims; Release of Claims.  The Borrower represents and warrants to the Lenders and the Agent that the Borrower does not have any claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Agent, any Lender, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon, or are in any manner connected with, any Prior Related Event.  As an inducement to the Lenders and the Agent to enter into this Amendment, the Borrower on behalf of itself and its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon, or are in any manner connected with, any Prior Related Event.  As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type which occurred, existed, was taken, was permitted or begun at any time prior to the date hereof or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to, or by virtue of, any of the terms of the Credit Agreement or any Loan Document or which was related to or connected in any manner, directly or indirectly, to the credit facilities described in the Credit Agreement.

5.	Conditions. The Agent's and each Lender's consent to this Amendment are subject to the fulfillment of the following conditions:

5.1	The Borrower shall have executed and delivered to the Agent an original of this Amendment.

5.2	The representations and warranties in Section 3 above shall be true.

6.	General.

6.1
The Borrower shall pay all expenses and reasonable attorneys' fees incurred by the Agent or any Lender in connection with the preparation, execution and delivery of this Amendment and the related documents.  Such fees may be deducted by Lender from any accounts maintained by the Borrower with the Agent or any Lender.

6.2	Except as expressly modified herein, the Credit Agreement, as amended, is and remains in full force and effect.

6.3
Nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of any Lender or the Agent under or with respect to the Credit Agreement or any other Loan Document.

6.4	This Amendment will be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns.

6.5	All representations, warranties and covenants made by the Borrower herein will survive the execution and delivery of this Amendment.

6.6	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

6.7	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Credit Agreement as of the date first set forth above.

BORROWER:
LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Name:	Ronald S. Stowell
Title:	Vice President, Chief Financial Officer and Treasurer

AGENT:
PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Administrative Agent and
Syndication Agent

By:	/s/ Gregory S. Buchanan
Name:	Gregory S. Buchanan
Title:	Senior Vice President

LENDERS:
PNC BANK, NATIONAL ASSOCIATION,
in its capacity as a Lender

By:	/s/ Gregory S. Buchanan
Name:	Gregory S. Buchanan
Title:	Senior Vice President

FIFTH THIRD BANK, in its capacity as a Lender

By:	/s/ Drew Hollenkamp
Name:	Drew Hollenkamp
Title:	Vice President